SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2004

Interleukin Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23413	94-3123681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street, Waltham, MA  02452

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 398-0700

Item 5.   Other Events.

On July 1, 2004, Interleukin Genetics, Inc. publicly disseminated a press release announcing that it had signed a Research Agreement with Access Business Group LLC, a subsidiary of Alticor Inc., to conduct research into the development of a test to identify individuals with specific genetic variations that affect how people gain and maintain weight.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.   Financial Statements and Exhibits.

(c)                                                          Exhibits

99.1             Press Release dated July 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: July 2, 2004	/s/ Fenel M. Eloi
Fenel M. Eloi
Chief Operating Officer,
Chief Financial Officer,

Treasurer and Secretary